Exhibit 10.3


                    ENDORSEMENT TO THE EMPLOYMENT CONTRACT OF
                    -----------------------------------------

                 MR. NAJIB BAHOUS REGULATING HIS TRANSFER TO COUNTRY
                 ---------------------------------------------------








Between the company Lexmark Europe SARL based at Tour Europlaza, 20 rue Ande Prothin, 92400 Courbevoie, represented by Michel FLAUTO_acting in his capacity as Director of Human Resources, hereinafter LEXMARK company;


                                                              on the one hand,

and

MR. NAJIB BAHOUS

                                                              on the other hand.





THE FOLLOWING IS AGREED:

ARTICLE 1: OBJECT OF THE PRESENT ENDORSEMENT TO THE EMPLOYMENT CONTRACT

By way of a contract of employment signed on April 1, 1991 between the parties, Mr. Najib BAHOUS currently exercises the functions of Vice President, President Consumer Printer Division within the Lexmark International, Inc. company.

Mr. Najib BAHOUS expressly accepts the proposed temporary expatriation made to him to exercise the functions of Vice President, President Consumer Printer Division for Lexmark International, Inc. in the United States.

The provisions of this present endorsement will be supplemented by an employment contract signed with the company Lexmark International, Inc. during his stay in the United States.

ARTICLE 2: EFFECTS OF THE ENDORSEMENT

The provisions of the initial employment contract dated March 26, 1991 and March 29, 1991 and signed on April 1 1991 with LEXMARK company are suspended for the period of the expatriation in the United States.

The provisions of this present endorsement replace the provisions of the initial contract of Mr. Najib BAHOUS, during the time period of his expatriation in the United States without prejudice to the terms of the employment contract signed with Lexmark International, Inc.

The seniority acquired during Mr. Najib Bahous' expatriation will be cumulated with the seniority he already acquired until the date of expatriation.


ARTICLE 3: COMPETENT JURISDICTION AND LAW APPLICABLE TO THE EMPLOYMENT CONTRACT

The provisions of this present contract are subject to French law, under reserve of the public order provisions in force in the United States which will apply as priority, and this without it being possible to benefit simultaneously from the advantages and guarantees offered by the two legislations.

Any dispute concerning the execution or cancellation of this present contract on the initiative of one or other party, will be subject to the competent French jurisdictions.


ARTICLE 4: DATE OF EFFECT

This  endorsement  will take  effect on July 1st,  2004.
Mr. Najib BAHOUS has received all the amounts payable to him on June 30th, 2004, including, but not limited to, the indemnity in lieu of the accrued but not taken paid vacations, accrued through June 30th, but not taken by that date.


ARTICLE 5: PLACE OF WORK

The place of work of Mr. Najib BAHOUS in the United States shall be Lexington, Kentucky.

Mr. Najib BAHOUS could be posted to any other location in his country of expatriation for the needs of the activities of the LEXMARK group.

ARTICLE 6: DURATION OF EXPATRIATION ABROAD

The expatriation of Mr. Najib BAHOUS to the United States is foreseen for as long as the President (Chief Executive Officer) of the LEXMARK group requires the activities related to this mission to be carried out.

During the expatriation, the LEXMARK company reserves the right, upon the request of, and with the agreement of Lexmark International, Inc., to proceed to interrupt the mission of Mr. Najib BAHOUS in the United States at any time, and for whatever reason at all, under reserve of respecting a minimum notice period of three months.

In the case of Mr. Najib BAHOUS wishing to terminate his mission in the United States before an agreed time period, he must, except in a case of 'force majeure' (absolute necessity) resign simultaneously in writing from Lexmark International, Inc. and the LEXMARK company. Is regarded notably as a case of 'force majeure' the serious illness of the salaried employee or of a member of his family. In a case of resignation during his mission in the United States, Mr. Najib BAHOUS will respect the conditions as laid out in his employment contract with Lexmark International, Inc.


ARTICLE 7: FUNCTIONS AND QUALIFICATIONS

Mr. Najib BAHOUS will exercise during his mission in the United States the functions of "Vice President, President Consumer Printer Division".

In such post he will account for the success of his mission to Dr. Paul J. CURLANDER, Chief Executive Officer (CEO) of the company Lexmark International, Inc., his successor, or to any person whom the CEO or the Board of Directors of Lexmark International, Inc. might nominate.


ARTICLE 8: REMUNERATION AND OTHER ADVANTAGES

The remuneration and other advantages which Mr. Najib BAHOUS will enjoy during his expatriation in the United States are detailed in his employment contract and agreed with Lexmark International, Inc.


ARTICLE 9: SOCIAL SECURITY PROTECTION

Mr. Najib BAHOUS will be liable for social security contributions as defined in his United States employment contract.

During his expatriation in the United States, the LEXMARK company will request the adhesion of Mr. Najib BAHOUS to the 'Caisse des Francais a l'Etranger' ('Fund scheme for French people abroad') for sickness-maternity-disability risks, and daily allowances for sickness, and old age.

The LEXMARK company will pay and take responsibility for those contributions due to the 'Caisse des Francais a l'Etranger' for the duration of the expatriation, on the basis of his reference salary fixed at 259,000 Euros. In additional LEXMARK will make the required contributions to the ASSEDIC (unemployment). Lexmark will not require reimbursement from Mr. Najib BAHOUS for these contributions.

ARTICLE 10: END OF MISSION AND REINTEGRATION INTO FRANCE

At the end of his mission in the United States, except in the case of a resignation by Mr. Najib BAHOUS, Mr. BAHOUS will be reintegrated into the LEXMARK company in France, or wherever the company is established at that time, in a post corresponding to his qualifications, and at a total gross compensation (including gross salary and bonus) corresponding to his total gross annual compensation calculated on the 12 months preceding his initial assignment in the United States in 2001, 259,000 Euros.

If no employment corresponding to the skills and professional qualifications of Mr. Najib BAHOUS is available within the LEXMARK company, he will be reinstated into some other company of the group in France or abroad.

It is expressly agreed between the parties that at the end of the mission, the employment contract agreed with the United States company will be terminated by mutual agreement.

The initial employment contract with the LEXMARK company will return into force in full right, with the return to France of Mr. Najib BAHOUS, with a total gross compensation as per the first paragraph of this Article 10.



Drawn up in Paris France
In two original copies, as of July 1st, 2004.
Each text is equally authentic.




/s/ Najib Bahous                                     /s/ Michel Flauto
----------------                                     -----------------
           Najib Bahous
          Vice President,                                 Mr Michel FLAUTO
 President Consumer Printer Division                 Director of Human Resources